Exhibit 16.1

[LOGO OMITTED]





October 2, 2006

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:      Midnight Holdings Group, Inc.
         File no. 33-22142

We have read the statements under Item 4.01 of the Form 8-K/A report dated September 15, 2006 regarding our firm. We agree with the statements reported therein under section A and have no basis to agree or disagree with statements reported under section B.

Malone & Baily, PC
www.malone-baily.com
Houston, Texas

                            Registered Public Company Accounting Oversight Board
                                     AICPA Center for Public Company Audit Firms
                                   Texas Society of Certified Public Accountants

--------------------------------------------------------------------------------
                 2925 Briarpark, Suite 930 | Houston, TX 77042
     (713) 266-0530 - voice | (713) 266-1815 - fax | www.malone-bailey.com